Cohen & Steers, Inc.
280 Park Avenue
New York, NY 10017-1216
Tel (212) 832-3232

Contact:
Matthew S. Stadler
Executive Vice President
Chief Financial Officer
Cohen & Steers, Inc.
Tel (212) 446-9168

COHEN & STEERS REPORTS RESULTS FOR THIRD QUARTER 2022

New York, NY, October 19, 2022—Cohen & Steers, Inc. (NYSE: CNS) today reported its operating results for the quarter ended September 30, 2022. The operating results along with the accompanying earnings presentation can be viewed at Cohen & Steers Reports Results for Third Quarter 2022 and on the company’s website at www.cohenandsteers.com under "Company—Investor Relations—Earnings archive."

Conference Call

The company will host a conference call tomorrow, October 20, 2022, at 10:00 a.m. (ET) to discuss these results via webcast and telephone. Hosting the call will be chief executive officer and president, Joseph Harvey, chief financial officer, Matthew Stadler, and chief investment officer, Jon Cheigh.

Investors and analysts can access the live conference call by dialing 800-926-9795 (U.S.) or +1-212-231-2921 (international); passcode: 22020911. Participants should plan to register at least 10 minutes before the conference call begins. A replay of the call will be available for two weeks starting at approximately 12:00 p.m. (ET) on October 20, 2022 and can be accessed at 800-633-8284 (U.S.) or +1-402-977-9140 (international); passcode: 22020911. Internet access to the webcast, which includes audio (listen-only), will be available on the company's website at www.cohenandsteers.com under "Company—Investor Relations" under "Financials." The webcast will be archived on the website for one month.

About Cohen & Steers

Cohen & Steers is a leading global investment manager specializing in real assets and alternative income, including real estate, preferred securities, infrastructure, resource equities, commodities, as well as multi-strategy solutions. Founded in 1986, the firm is headquartered in New York City, with offices in London, Dublin, Hong Kong and Tokyo.